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                                                                   Exhibit 23(a)



                                 August 26, 1999


Science Applications
International Corporation
10260 Campus Point Drive
San Diego, CA 92121

Re:     SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
        File No. 333-84637

Gentlemen:

        I hereby consent to the use of my name in the Registration Statement under the caption "Legal Matters" and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I come within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.


                                        Very truly yours,


                                        /s/ Douglas E. Scott
                                        Senior Vice President
                                        and General Counsel